ATSG Continues Revenue and Earnings Growth in Third Quarter

•	Revenues increase 13 percent excluding 2017 reimbursables

•	Adjusted EPS increases 41 percent, or 9 cents per share

•	Adjusted EBITDA up 13 percent
WILMINGTON, OH, November 1, 2018 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, air cargo transportation and related services, today reported consolidated financial results for the quarter ended September 30, 2018.

•	3Q 2018 customer revenues were $204.9 million based on revenue recognition standards adopted in 2018. 3Q 2017 revenues were $182.0 million excluding $72.1 million in revenues from reimbursed expenses.

•	GAAP Earnings from Continuing Operations were $32.9 million, $0.56 per share basic in 3Q 2018 vs. a loss of $28.2 million, $0.48 per share basic in 3Q 2017.

•	Provision for income tax was $5.6 million for 3Q18. Due to deferred tax assets, including loss carryforwards, ATSG does not expect to pay significant federal income taxes until 2023 or later.

•
Adjusted Earnings from Continuing Operations (non-GAAP) were $21.5 million and Adjusted Earnings per Share (non-GAAP) was $0.31 per share diluted, up 40 percent from $15.3 million, $0.22 per share in 3Q 2017.

•
Adjusted Earnings from Continuing Operations exclude the net effects of warrants issued to Amazon.com, Inc., including a $33.2 million loss from mark-to-market warrant revaluation in 3Q 2017, and a $2.0 million 3Q 2018 share of development costs for ATSG's Airbus A321 freighter conversion joint venture.

•	Adjusted EBITDA from Continuing Operations (non-GAAP) was $74.3 million, up 13 percent.

•
Adjusted Earnings per Share, Adjusted Earnings and Adjusted EBITDA from continuing operations are non-GAAP financial measures and are defined in the non-GAAP reconciliation tables at the end of this release. (See also the paragraphs below entitled "Revenue Recognition" and "Non-GAAP Financial Measures")

•	YTD 2018 capital spending was $214.0 million vs. $218.8 million YTD 2017.

•	Capital expenditures through September 2018 included $149.2 million for the acquisition of Boeing aircraft and freighter modification costs, versus $159.4 million for the same period of 2017.
Joe Hete, President and Chief Executive Officer of ATSG, said that “In the third quarter, we continued to grow revenues and deliver increases in Adjusted EBITDA. Our airline businesses performed well and are expecting a good peak season. We intend to add five more 767-300 freighters, including three more external dry leases, to our in-service fleet by the end of the year, or all ten of the 767s we planned to deliver in 2018. Additionally, we expect to dry lease two 767-200 freighter aircraft, currently on lease to our airline affiliate, to external customers by year-end. That does not include the thirteen Boeing 767 and 777 passenger aircraft we expect to add in November when we complete our all-cash purchase of Omni Air International.”

Segment Results
Cargo Aircraft Management (CAM)

CAM	Third Quarter		Nine Months
($ in thousands)	2018	2017	2018	2017
Aircraft leasing and related revenues	$63,012	$62,351	$178,217	$165,733
Lease incentive amortization	(4,226)	(3,886)	(12,678)	(9,760)
Total CAM revenues	58,786	58,465	165,539	155,973
Pre-Tax Earnings	19,034	19,445	49,892	45,570

Significant Developments:

•
CAM's third-quarter revenues, net of warrant-related lease incentives, were $58.8 million, flat versus a year ago. Higher revenues from additional aircraft in service were offset by revenue loss from transitioning aircraft, fewer aircraft engine leases, and lower revenues for maintenance services for lease customers.

•
CAM’s in-service fleet at September 30, 2018 comprised seventy-three cargo aircraft, including Boeing 767s, 757s, and 737s. That is seven more cargo aircraft than on the same date in 2017, including five 767s and two 737s. At Sept. 30, six 767s were undergoing passenger-to-cargo conversion. Two 767-200s returned from customers were being staged for redeployment.

•
CAM’s pre-tax earnings for the third quarter were $19.0 million, down from $19.4 million in the second quarter a year ago. Improved lease revenues from the growing fleet were offset in part by increased depreciation and lower revenues from aircraft engine leasing and lease-customer maintenance support.

•
CAM acquired one 767 aircraft during the third quarter for freighter conversion and redeployment in 2019. CAM currently expects to acquire four additional 767s in the fourth quarter for conversion and lease to third-party customers in 2019. This is in addition to aircraft operated by Omni Air International, which ATSG expects to acquire later this year.

ACMI Services

ACMI Services	Third Quarter		Nine Months
($ in thousands)	2018	2017	2018	2017
Revenues	$116,224	$112,203	$355,204	$332,120
Pre-Tax Earnings (Loss)	61	300	4,993	(2,976)

Significant Developments:

•
ACMI Services revenues, excluding revenues from reimbursed expenses in 2017, increased 4 percent to $116.2 million in the third quarter. Pre-tax earnings were flat versus a year ago at break-even levels.

•	Billable block hours increased 2 percent from last year's quarter, while operating the same number of CAM-leased aircraft on a CMI basis as the previous year.

•
In March, ATI pilots represented by the Air Line Pilots Association ratified an amendment to the collective bargaining agreement with Air Transport International. The amendment set new pilot compensation levels that increased costs by $2.2 million per quarter.

MRO Services
On January 1, 2018, ATSG segregated MRO Services as a new reporting segment that includes the results of its aircraft maintenance services and modification services businesses.

MRO Services	Third Quarter		Nine Months
($ in thousands)	2018	2017	2018	2017
Revenues	$46,879	$39,928	$145,125	$146,602
Pre-Tax Earnings (Loss)	2,332	2,514	8,115	16,805

Significant Developments:

•	Total revenues from MRO Services were $46.9 million, up from $39.9 million in the third quarter of 2017.

•
2018 revenues also reflect a change in accounting standards that affects the timing of revenue recognition. Revenues for aircraft modification and heavy maintenance are now recorded as work tasks are completed. In prior years, revenues were recorded upon redelivery of an aircraft.

•
Pre-tax earnings from MRO Services decreased $0.2 million to $2.3 million from the same period a year ago. The decline reflects a mix of more lower margin maintenance services revenues during 2018 and longer completion times. During the third quarter of 2018, the time needed for several complex maintenance projects took longer than expected, impacting earnings.

Other Activities
Other Activities include arranging logistics services, postal center sorting services, equipment maintenance and other services.

Other	Third Quarter		Nine Months
($ in thousands)	2018	2017	2018	2017
Revenues	$22,598	$17,141	$61,611	$70,245
Pre-Tax Earnings	3,139	1,432	8,469	5,295
Significant Developments:

•
Total revenues from other activities increased by 32 percent, excluding revenues from reimbursed expenses from 2017. Third-quarter revenues from external customers, which do not include 2017 revenues for the reimbursement of certain ground services, increased $5.2 million.

•
The increase in external revenue excluding reimbursables was driven by additional mail volumes, higher contractual rates and additional gateway services provided to Amazon, including cargo handling and related ground support services provided directly at Amazon's gateway location in Tampa.

•
Pre-tax earnings of $3.1 million increased from a year ago. The gain is attributable to better results from our minority interest in West Atlantic, and improvement in our postal and gateway operations. Contracts to manage five USPS facilities expired in September. Those contracts generated $28.9 million in revenues for ATSG through the first nine months of 2018.

Outlook
ATSG expects to complete required regulatory reviews and close its proposed acquisition of Omni Air by mid-November. Omni Air’s fleet of thirteen extended-range passenger aircraft, including seven 767-300s, three 767-200s and three 777-200s, will complement ATSG’s projected operating fleet of seventy-eight aircraft, for a total of ninety-one aircraft at year-end.
Hete said, “Our outlook for the fourth quarter remains very positive, with five newly converted 767-300 freighters set to enter service, including three that will be deployed under long-term external leases and two that will support peak season ACMI demand. We are focused on providing our customers with excellent service during what we anticipate to be a very busy fourth quarter.”

ATSG expects to purchase four 767-300s in the fourth quarter for freighter modifications during 2019, and now projects that 2018 capital expenditures will total about $280 million.
ATSG projects Adjusted EBITDA for the fourth quarter of 2018 to be in a range of $80 to $85 million, reflecting the expiration of package sorting operations for the U.S. Postal Service under contracts that terminated in September, and excluding Adjusted EBITDA from Omni Air. ATSG’s 2018 Adjusted EBITDA was impacted by later than planned start dates for leased aircraft, as leases for three 767s planned to begin in the third quarter instead will start during the fourth quarter. ATSG's run-rate for Adjusted EBITDA as it enters 2019 is not affected by these delays.
Excluding contributions from eight to ten 767-300 freighter aircraft expected to be added next year, ATSG’s preliminary view is that the year-end 2018 operating fleets of ATSG and Omni Air, combined with ATSG’s other businesses, will generate Adjusted EBITDA of more than $440 million in 2019. ATSG plans to provide complete full-year 2019 guidance for Adjusted EBITDA when it issues its fourth-quarter 2018 results in late February.
“As the year progresses, we will further expand CAM's leasing portfolio, capitalize on strong demand from the e-commerce-driven market for our midsize freighters and complementary services, and work to enhance the expected solid returns from our Omni Air acquisition," said Hete.
Revenue Recognition
In accordance with new GAAP requirements, ATSG's 2018 revenues related to costs that are directly reimbursed to ATSG and controlled by the customer are reported net of the corresponding expenses. 2017 GAAP consolidated revenues include such reimbursements. These are principally costs for aircraft fuel, certain contracted aviation services and airport related expenses. After application of the new GAAP revenue rules, Amazon, DHL, and the U.S. Military accounted for 29 percent, 27 percent, and 10 percent, respectively, of ATSG's customer revenues for the first nine months of 2018.

Non-GAAP financial measures
This release, including the attached tables, contains non-GAAP financial measures that management uses to evaluate historical results. Management believes that these non-GAAP measures assist in highlighting operational trends, facilitate period-over-period comparisons, and provide additional clarity about events and trends impacting core operating performance. Disclosing these non-GAAP measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP measures are not a substitute for GAAP. The non-GAAP financial measures are reconciled to GAAP results in tables later in this release.
Conference Call
ATSG will host a conference call on November 2, 2018, at 10 a.m. Eastern time to review its financial results for the third quarter of 2018. Participants should dial (866) 420-4067 and international participants should dial (409) 217-8238 ten minutes before the scheduled start of the call and ask for conference pass code 1458296. The call will also be webcast live (listen-only mode) via www.atsginc.com. A replay of the conference call will be available by phone on November 2, 2018, beginning at 2 p.m. and continuing through November 9, 2018, at (855) 859-2056 (international callers (404) 537-3406); use pass code 1458296. The webcast replay will remain available via www.atsginc.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S.

FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance and conversion services, and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. including its subsidiary, Pemco World Air Services, Inc. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's (ATSG's) actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services; our operating airlines' ability to maintain on-time service and control costs; the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; fluctuations in ATSG's traded share price, which may result in mark-to-market charges on certain financial instruments; the number, timing and scheduled routes of our aircraft deployments to customers; that one or more closing conditions to the acquisition of Omni Air International, LLC, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the acquisition, or may require conditions, limitations or restrictions in connection with such approvals; the risk that the acquisition may not be completed on the terms or in the time frame expected by ATSG, or at all; uncertainty of the expected financial performance of the combined company following completion of the acquisition; failure to realize the anticipated benefits of the acquisition; difficulties and delays in achieving synergies of the combined company; inability to retain key personnel subsequent to the acquisition; the occurrence of any event that could give rise to termination of the acquisition; changes in general economic and/or industry specific conditions that could adversely impact the acquisition; actions by third parties, including government agencies' that could adversely impact the acquisition; and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
REVENUES	$204,919	$254,101	$611,566	$745,229

OPERATING EXPENSES
Salaries, wages and benefits	71,341	61,177	216,173	199,496
Depreciation and amortization	43,201	37,605	124,825	111,828
Maintenance, materials and repairs	33,469	33,100	107,152	100,970
Fuel	5,981	34,035	17,682	101,134
Contracted ground and aviation services	2,636	40,445	7,464	93,283
Travel	6,903	6,357	20,823	20,543
Landing and ramp	1,211	4,682	3,670	14,338
Rent	3,274	3,052	10,264	10,091
Insurance	1,696	1,234	4,473	3,451
Other operating expenses	8,380	7,962	20,672	24,588
	178,092	229,649	533,198	679,722

OPERATING INCOME	26,827	24,452	78,368	65,507
OTHER INCOME (EXPENSE)
Net gain (loss) on financial instruments	17,895	(34,433)	28,707	(100,213)
Interest expense	(5,608)	(4,351)	(16,336)	(11,658)
Non-service component of retiree benefit costs	2,045	(5,529)	6,135	(5,883)
Loss from non-consolidated affiliate	(2,647)	(945)	(7,600)	(945)
Interest income	67	37	144	85
	11,752	(45,221)	11,050	(118,614)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	38,579	(20,769)	89,418	(53,107)
INCOME TAX EXPENSE	(5,646)	(7,460)	(16,339)	(19,244)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	32,933	(28,229)	73,079	(72,351)

EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	170	(4,655)	536	(4,271)
NET EARNINGS (LOSS)	$33,103	$(32,884)	$73,615	$(76,622)

EARNINGS (LOSS) PER SHARE - CONTINUING OPERATIONS
Basic	$0.56	$(0.48)	$1.24	$(1.23)
Diluted	$0.24	$(0.48)	$0.71	$(1.23)

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	58,739	58,733	58,773	58,965
Diluted	68,323	58,733	68,629	58,965

Certain historical expenses have been reclassified to conform to the presentation above.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,462	$32,699
Accounts receivable, net of allowance of $1,014 in 2018 and $2,445 in 2017	93,662	109,114
Inventory	24,412	22,169
Prepaid supplies and other	15,698	20,521
TOTAL CURRENT ASSETS	177,234	184,503

Property and equipment, net	1,226,500	1,159,962
Lease incentive	68,006	80,684
Goodwill and acquired intangibles	43,710	44,577
Convertible note hedges	—	53,683
Other assets	37,618	25,435
TOTAL ASSETS	$1,553,068	$1,548,844

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$101,205	$99,728
Accrued salaries, wages and benefits	31,416	40,127
Accrued expenses	11,387	10,455
Current portion of debt obligations	14,860	18,512
Unearned revenue	15,204	15,850
TOTAL CURRENT LIABILITIES	174,072	184,672
Long term debt	527,226	497,246
Convertible note obligations	—	54,359
Stock warrant obligations	186,093	211,136
Post-retirement obligations	29,355	61,355
Other liabilities	46,334	45,353
Deferred income taxes	119,289	99,444

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 110,000,000 shares authorized; 59,080,387 and 59,057,195 shares issued and outstanding in 2018 and 2017, respectively	591	591
Additional paid-in capital	470,676	471,456
Retained earnings (accumulated deficit)	60,381	(13,748)
Accumulated other comprehensive loss	(60,949)	(63,020)
TOTAL STOCKHOLDERS’ EQUITY	470,699	395,279
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,553,068	$1,548,844

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues
CAM
Aircraft leasing and related revenues	$63,012	$62,351	$178,217	$165,733
Lease incentive amortization	(4,226)	(3,886)	(12,678)	(9,760)
Total CAM	58,786	58,465	165,539	155,973
ACMI Services	116,224	112,203	355,204	332,120
MRO Services	46,879	39,928	145,125	146,602
Other Activities	22,598	17,141	61,611	70,245
Total Revenues	244,487	227,737	727,479	704,940
Eliminate internal revenues	(39,568)	(45,777)	(115,913)	(147,319)
Customer Revenues - non reimbursed	204,919	181,960	611,566	557,621
Revenues recorded for reimbursed expenses	—	72,141	—	187,608
Customer Revenues (GAAP)	$204,919	$254,101	$611,566	$745,229

Pre-tax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	19,034	19,445	49,892	45,570
ACMI Services	61	300	4,993	(2,976)
MRO Services	2,332	2,514	8,115	16,805
Other Activities	3,139	1,432	8,469	5,295
Inter-segment earnings eliminated	(2,420)	(3,285)	(6,776)	(10,105)
Net, unallocated interest expense	(860)	(268)	(2,517)	(655)
Net gain (loss) on financial instruments	17,895	(34,433)	28,707	(100,213)
Other non-service components of retiree benefit costs, net	2,045	(5,529)	6,135	(5,883)
Non-consolidated affiliate	(2,647)	(945)	(7,600)	(945)
Earnings (loss) from Continuing Operations before Income Taxes (GAAP)	$38,579	$(20,769)	$89,418	$(53,107)

Adjustments to Pre-tax Earnings
Add non-service components of retiree benefit costs, net (gain) loss	(2,045)	5,529	(6,135)	5,883
Add loss from non-consolidated affiliates	2,647	945	7,600	945
Add lease incentive amortization	4,226	3,886	12,678	9,760
Add net (gain) loss on financial instruments	(17,895)	34,433	(28,707)	100,213
Adjusted Pre-tax Earnings (non-GAAP)	$25,512	$24,024	$74,854	$63,694
Revenues recorded for reimbursed expenses reflect certain revenues that were reported during 2017, prior to the adoption in 2018 of Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” The adoption of Topic 606 resulted in the netting of these revenues with the directly reimbursed expenses for 2018 financial reporting. This application of Topic 606 did not affect the Company's earnings.
Adjusted Pre-tax Earnings excludes certain items included in GAAP based pre-tax earnings (loss) from continuing operations because they are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods. Adjusted Pre-tax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Earnings (loss) from Continuing Operations Before Income Taxes	$38,579	$(20,769)	$89,418	$(53,107)
Interest Income	(67)	(37)	(144)	(85)
Interest Expense	5,608	4,351	16,336	11,658
Depreciation and Amortization	43,201	37,605	124,825	111,828
EBITDA from Continuing Operations (non-GAAP)	$87,321	$21,150	$230,435	$70,294
Add non-service components of retiree benefit costs, net (gain) loss	(2,045)	5,529	(6,135)	5,883
Add losses for non-consolidated affiliates	2,647	945	7,600	945
Add lease incentive amortization	4,226	3,886	12,678	9,760
Add net (gain) loss on financial instruments	(17,895)	34,433	(28,707)	100,213

Adjusted EBITDA (non-GAAP)	$74,254	$65,943	$215,871	$187,095

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s Senior Credit Agreement to assess financial performance and determine the cost of borrowed funds. The adjustments also exclude the non-service cost components of retiree benefit plans because they are not closely related to ongoing operating activities. Management presents EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs including pension plan settlements, amortization of lease incentive costs recorded in revenue, and costs from non-consolidated affiliates.

Adjusted EBITDA and EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP. Adjusted EBITDA and EBITDA from Continuing Operations should not be considered in isolation or as substitutes for analysis of the Company's results as reported under GAAP, or as alternative measures of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

Management presents Adjusted Earnings and Adjusted Earnings per Share from Continuing Operations, non-GAAP calculations, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below. Management uses Adjusted Earnings and Adjusted Earnings per Share from Continuing Operations to compare the performance of its operating results among periods.

	Three Months Ended				Nine Months Ended
	September 30, 2018		September 30, 2017		September 30, 2018		September 30, 2017
	$	$ Per Share	$	$ Per Share	$	$ Per Share	$	$ Per Share

Earnings (loss) from Continuing Operations - basic (GAAP)	$32,933		$(28,229)		$73,079		$(72,351)
Gain from warrant revaluation, net tax	(16,801)		—		(24,274)		—
Earnings (loss) from Continuing Operations - diluted (GAAP)	16,132	$0.24	(28,229)	$(0.48)	48,805	$0.71	(72,351)	$(1.23)
Adjustments, net of tax
Loss from warrant revaluation [1]	—	—	33,158	0.52	—	—	95,015	1.53
Lease incentive amortization [2]	3,272	0.04	6,368	0.11	9,816	0.14	13,708	0.23
Pension settlement charge [3]	—	—	3,400	0.06	—	—	3,400	0.06
Loss from joint venture [4]	2,049	0.03	602	0.01	5,883	0.09	602	0.01
Adjusted Earnings from Continuing Operations (non-GAAP)	$21,453	$0.31	$15,299	$0.22	$64,504	$0.94	$40,374	$0.60

	Shares		Shares		Shares		Shares
Weighted Average Shares - diluted	68,323		58,733		68,629		58,965
Additional weighted average shares [1]	—		9,861		—		8,066
Adjusted Shares (non-GAAP)	68,323		68,594		68,629		67,031

Adjusted Earnings from Continuing Operations and Adjusted Earnings per Share from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings per Share from Continuing Operations should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.

1.
Adjustment removes the unrealized losses for a large grant of stock warrants granted to a customer as a lease incentive. Under U.S. GAAP, these warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations while unrealized warrant losses are not removed because they are dilutive to EPS. As a result, the Company’s EPS, as calculated under U.S. GAAP, can vary significantly among periods due to unrealized mark-to-market losses created by an increased trading value for the Company's shares.

2.	Adjustment removes the amortization of the customer lease incentive which is recorded against revenue over the term of the related aircraft leases.

3.	Removes the pension charge to settle certain retirement obligations of former employees through the purchase of a third party group annuity contract during the third quarter of 2017.

4.	Adjustment removes losses for the Company's share of development costs for a joint venture accounted for under the equity method.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CARGO AIRCRAFT FLEET

Owned Aircraft Types
	December 31,	September 30,	December 31,
	2017	2018	2018 Projected

B767-200	36	34	34
B767-300	25	29	34
B757-200	4	4	4
B757 Combi	4	4	4
B737-400	1	2	2
Total Aircraft in Service	70	73	78

B767-300 in or awaiting cargo conversion	6	6	5
B737-400 in or awaiting cargo conversion	1	—	—
B767-200 staging for lease	—	2	2
Total Aircraft	77	81	85

Aircraft in Service Deployments
	December 31,	September 30,	December 31,
	2017	2018	2018 Projected

Dry leased without CMI	18	22	28
Dry leased with CMI	33	32	31
ACMI/Charter	19	19	19

Omni Air’s Aircraft Fleet
Omni Air's fleet is not included above. Omni Air's fleet consists of seven Boeing 767-300ER, three 767-200ER and three 777-200ER passenger aircraft. Two of the 13 passenger aircraft are leased.